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                                   EXHIBIT 4.1




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                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        PILOT THERAPEUTICS HOLDINGS, INC.


         Pursuant to Section 242 and Section 245 of the General Corporation Law of Delaware (the "DGCL"), the undersigned corporation hereby submits the following for the purpose of amending and restating its Certificate of Incorporation and does hereby certify as follows.

         1. The name of the corporation is Pilot Therapeutics Holdings, Inc. The corporation's original Certificate of Incorporation was filed on October 9, 2001.

         2. The corporation's Certificate of Incorporation is hereby amended and restated in its entirety, as set forth in the text of the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A.

         3. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 245(c) of the DGCL and will be effective upon filing.

         IN WITNESS WHEREOF, said Pilot Therapeutics Holdings, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Floyd H. Chilton, III, its Chief Executive Officer, and attested by David J. Mills, its Secretary, this 20th day of June, 2002.



                                             PILOT THERAPEUTICS HOLDINGS, INC.


                                             By: /s/ Floyd H. Chilton, III
                                                 -------------------------------
                                                 Floyd H. Chilton, III
                                                 Chief Executive Officer


ATTEST:


By:   /s/ David J. Mills
      ---------------------------
      David J. Mills, Secretary



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                                    EXHIBIT A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        PILOT THERAPEUTICS HOLDINGS, INC.


                                    ARTICLE I

         The name of the Corporation is Pilot Therapeutics Holdings, Inc.

                                   ARTICLE II

         The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

         The aggregate number of shares of capital stock which the Corporation shall have authority to issue is seventy million (70,000,000), fifty million (50,000,000) of which shall be shares of Common Stock, par value ($.001) per share (the "Common Stock"), and twenty million (20,000,000) of which shall be preferred stock, par value $.001 per share (the "Preferred Stock"). The holders of the Preferred Stock shall be entitled to such rights, powers, designations and preferences as may be approved from time to time by the Board of Directors of the Corporation as set forth in a Certificate of Designation filed pursuant to the Delaware General Corporation Law. The authority to approve such rights, powers, designations and preferences of the Preferred Stock is expressly vested in the Board of Directors of the Corporation.

         A. Voting Rights. The holders of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law on all matters submitted to a vote at any meeting of the stockholders.

         B. Dividend Rights. Subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                                    ARTICLE V

         The number of Directors shall be as specified in or fixed in accordance with the Bylaws of the Corporation, but such number may be increased or decreased from time to time in such manner as may be prescribed in the Bylaws. In the absence of a Bylaw specifying the number of Directors, the number shall be seven (7). Commencing with the 2002 annual meeting of stockholders (or at the effective time of a written consent in lieu thereof), the Board of Directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. The initial terms of such classes of Directors shall expire at the annual meeting of stockholders to be held in the following years: Class I - 2003; Class II - 2004; and Class III - 2005. At each annual meeting of stockholders after the 2002 annual meeting of stockholders, the successors to the class of Directors whose term shall then expire shall be identified as being of the same class of Directors they succeed and shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. When the number of Directors is changed, any newly-created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible; provided, however, that no decrease in the number of Directors shall shorten or terminate the term of any incumbent Director.


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                                   ARTICLE VI

         In addition to the powers conferred upon the stockholders by the Delaware General Corporation Law to adopt, amend or repeal the Bylaws, the Board of Directors may adopt, amend or repeal the Bylaws of the Corporation.

                                   ARTICLE VII

         A Director of the Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those specific breaches and acts or omissions with respect to which the Delaware General Corporation Law expressly provides that this provision shall not eliminate or limit such personal liability of Directors. The modification or repeal of this Article VII shall not affect the restriction hereunder of a Director's personal liability for any act or omission occurring prior to such modification or repeal.

                                  ARTICLE VIII

         The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity while holding such office and to action while serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person; provided, however, that the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. In connection with the indemnification provided by Section 145 of the Delaware General Corporation Law and under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, expenses incurred by a Director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in accordance with Section 145 of the Delaware General Corporation Law or as authorized in the Bylaws of the Corporation.

                                   ARTICLE IX

         The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. This Certificate of Incorporation may be amended by a resolution adopted by the Board of Directors and, if required by the Delaware General Corporation Law, the approval of the stockholders of the Corporation by the affirmative vote of a majority of the votes entitled to be cast by each voting group entitled to vote on the matter; provided, however, that any amendment or repeal of Article V of this Certificate of Incorporation shall be approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by each voting group entitled to vote on the matter.